UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2021

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100	76102
Forth Worth, TX	(Zip Code)
(Address of principal executive offices)

(817) 334-4100
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2021, Derek Jeong, a Director of Basic Energy Services, Inc. (the “Company”), provided notice of his resignation from the Company, effective July 30, 2021. Mr. Jeong’s resignation did not involve any disagreement between him and the Company on any matter related to the Company’s operations, policies, practices or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

	By:	/s/ Adam L. Hurley
Date: August 2, 2021		Adam L. Hurley (Executive Vice President, Chief Financial Officer, Treasurer and Secretary)